EXHIBIT A2

                              LETTER OF TRANSMITTAL
            To Tender Options in Exchange for Shares of Common Stock
                                       of

                               MOTIENT CORPORATION
             Pursuant to the Offer to Exchange Dated August 27, 2001

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
        5:00 P.M., RESTON, VIRGINIA TIME, ON TUESDAY, SEPTEMBER 25, 2001
                          UNLESS THE OFFER IS EXTENDED.


To:
Suzi Podhorecki
Legal and Stock Option Administrator
Motient Corporation
10802 Parkridge Boulevard
Reston, VA 20191
Telephone: (703) 758-6135
Facsimile:  (703) 758-6134

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via fax to a number other than as set forth above will not constitute a valid delivery.


     I tender the following of my options that are listed on the "Personnel Option Status Sheet"(1) included with this letter of transmittal dated August 27, 2001 (the "options").

     (Please check the appropriate box):

     /_/  All of my options;

     /_/ Each option grant identified below by my entries into the table of "Options Identified for Cancellation." I understand that my decision applies to all the shares of common stock subject to each identified option grant; or

     /_/  None of my options.

                      Options Identified For Cancellation
                      -----------------------------------
                                                         Total Number of Option
  Grant Date(2)               Exercise Price               Shares Under Option
  -------------               --------------               -------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

---------------------

(1)  The Personnel Option Status Sheet shows our record of your option grants.

(2) List each option on a separate line if more than one option was issued on the same grant date.

Your option agreement(s) evidencing options to be tendered must be forwarded with this letter of transmittal. If you have lost your option agreement or it has been stolen, destroyed or mutilated, please see Instruction 7.

TO MOTIENT CORPORATION:

     I, the undersigned, agree to tender for cancellation the options set forth above in exchange for shares of restricted stock (the "Restricted Stock"), as that term is defined in Motient's offer to exchange (the "Offer to Exchange"). My tender will be subject to the terms and conditions set forth in the Offer to Exchange and this letter of transmittal (together, the "Offer").

     I agree to sell, assign and transfer to Motient all right, title and interest in all of the options that I am tendering in exchange for Restricted Stock (the "Transfer"). My Transfer is subject to, and effective upon, Motient's acceptance of my tendered options in accordance with the terms and the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment).

     I agree that this letter of transmittal is an amendment to my option agreement(s).

     I acknowledge the receipt of the Offer to Exchange.

     I  acknowledge  that  Motient  advised  me to  consult  with my own  legal,
financial  and  accounting   advisers  with  regard  to  the   consequences   of
participating in the Offer.

     I have the power and authority to tender my options. When Motient accepts my tendered options in exchange for Restricted Stock, the options will be free of all security interests, liens, restrictions, charges, encumbrances, adverse claims, conditional sales agreements or other obligations relating to the sale or transfer thereof.

     I will, upon request, execute and deliver any additional documents which Motient believes are necessary to complete its purchase of my options.

     All authority which I have conferred in this letter of transmittal will survive my death or incapacity. All of my obligations under this letter of transmittal will be binding upon my heirs, personal representatives, successors and assigns.

     I understand that, except as stated in the Offer, my tender of options for cancellation in exchange for Restricted Stock is irrevocable.

     I understand that when I tender my options for cancellation in exchange for Restricted Stock I accept the terms of the Offer and that Motient will exchange my options for Restricted Stock under the terms and conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. Motient's acceptance of my tendered options will create a binding agreement between Motient and myself.

     I understand that until my Restricted Stock vests it will be subject to forfeiture and other restrictions, including, without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions. My Restricted Stock will vest in accordance with a new restricted stock agreement between Motient and myself. My new restricted stock agreement will be forwarded to me upon completion of the Offer. I agree to sign and return the new restricted stock agreement to Motient at the address above.

     My name and address appear below exactly as they appear on each of the options issued to me.

     I indicated above whether I am tendering for cancellation all of my options or one or more specifically identified individual option grant as to all of the shares covered by the grant (a "partial tender"). I understand that if I wish to make a partial tender for cancellation, I must list each option grant and its respective grant date, exercise price, and total number of shares subject to the option in the table of Options Tendered for Cancellation on page 1 of this letter of transmittal.

     I understand that the public trading price of Motient's common stock will vary after the Offer expires at 5:00 P.M., Reston, Virginia time, on the Expiration Date (as defined in the Offer to Exchange), and that the public trading price could exceed the exercise price of the options. By tendering my options for cancellation in exchange for Restricted Stock, I agree to hold Motient harmless for any perceived loss which may result from the variance in the public trading price of Motient's common stock after the expiration of the Offer.

     I understand that Motient may terminate or amend the Offer. If Motient chooses to terminate the Offer, I understand my options will be returned to me.

            I understand that Motient may postpone the acceptance of my options for cancellation. If Motient chooses not to accept my options, it will return them to me at the address indicated above.

     The Offer is not being made to (nor will tenders of options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

     All capitalized terms not defined in this letter of transmittal shall have the meaning set forth in the Offer to Exchange.

     I have read and understood, and I agree to all of the terms of the Offer.


                           HOLDER(S) PLEASE SIGN HERE
                           (See Instructions 1 and 4)

     This letter of transmittal must be signed by the holder exactly as his or her name appears on the option agreement evidencing the tendered options. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, corporate officer or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and please include with this letter of transmittal proper evidence of such person's authority to act in such capacity.

         -------------------------------------------------------------

                   SIGNATURE OF OWNER(S)



X
  ------------------------------------------------------


X
  ------------------------------------------------------
    (Signature(s) of Holder(s) or Authorized Signatory)

Date:                , 2001
      ----------- ---


Name(s):  ----------------------------------------------
                       (Please Print)

Capacity:   --------------------------------------------

Address:  ----------------------------------------------

          ----------------------------------------------
                 (Please include ZIP code)


Telephone No. (with area code):

-------------------------------

Tax ID/ Social Security No.:
                              -------------------------------


LOST, STOLEN, DESTROYED OR MUTILATED OPTION AGREEMENTS:

/_/ Check here if any of the agreements representing your existing options have been lost, stolen, destroyed or mutilated. See Instruction 7. Number of options represented by lost, stolen, destroyed or mutilated agreements:

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


     1. Delivery of Letter of Transmittal and Option Agreements. All option agreements which evidence tendered options, as well as a properly completed and duly executed letter of transmittal (or fax thereof), and any other documents required by this letter of transmittal must be received by Motient Corporation at the address set forth on the front cover of this letter of transmittal by 5:00 P.M., Reston, Virginia time, on the Expiration Date.

     The method by which you deliver your documents, including option agreements, the letter of transmittal, and any other required documents, is at your option and risk, and the delivery will be effective only when actually received by us. If you deliver your documents by mail, we recommend that you use registered mail with return receipt requested and that you properly insure the documents. In all cases, you should allow sufficient time to ensure timely delivery.

     Your tender of your options for cancellation may be withdrawn prior to the Expiration Date. If the Offer is extended by us beyond the Expiration Date, you may withdraw your tendered options up until the expiration of the Offer. To withdraw tendered options, you must deliver a written notice of withdrawal (or facsimile thereof) to us with the required information while you still have the right to withdraw the tendered options. Any options withdrawn will not be tendered for purposes of the Offer unless such withdrawn options are retendered prior to the Expiration Date by following the procedures described above.

     We will not accept any alternative, conditional or contingent tenders. By execution of this letter of transmittal (or a facsimile of it), you waive any right to receive notice of the acceptance of your tender.

     2. Inadequate Space. If you have insufficient space to fully set forth all options which you wish to tender, please attach a separate schedule to this letter of transmittal.

     3. Partial Tenders. If you tender less than all of your options, you must complete the table on page one of this letter of transmittal. To complete a partial tender, you must provide the following information for each option grant: grant date, exercise price, and number of shares subject to the option. You are not required to tender any or all of your options. However, if you elect to tender any options, you must tender the entire option grant.

     4. Signatures on This Letter of Transmittal. If this letter of transmittal is signed by the holder(s) of the options, the signature(s) must correspond with the name(s) as written on the face of the option agreement(s), without alteration, enlargement or change whatsoever. If any of the options to be tendered are held by two or more persons, all persons must sign this letter of transmittal.

     If  this  letter  of  transmittal   is  signed  by  a  trustee,   executor,
administrator, guardian, attorney-in-fact, corporate officer or other person acting in a fiduciary or representative capacity, such person should state so when signing and should submit evidence satisfactory to us of the authority of such person to act in such capacity.

     5. Requests for Assistance or Additional Copies. Any questions or requests for assistance as well as any requests for additional copies of the Offer to Exchange or this letter of transmittal may be directed to Suzi Podhorecki, our Legal and Stock Option Administrator, at the address and telephone number given on the front cover of this letter of transmittal or by sending an email to Options@motient.com. Copies will be furnished promptly at our expense.

     6. Irregularities. All questions as to the number of options to be accepted, the price to be paid and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered options will be determined by us in our sole discretion. We reserve the absolute right to reject any tendered options we determine not to be in proper form or the acceptance of which may be unlawful. We also reserve the absolute right to waive conditions of the Offer or any defects or irregularities in the tender of any particular options. Our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be properly made until all defects and irregularities have been either cured or waived. Unless waived, defects or irregularities must be cured within such time as we shall determine. Neither we nor any other person is or will be obligated to give notice of defects or irregularities in tenders. No person will incur liability for failure to give such notice.

     7. Lost, Stolen, Destroyed or Mutilated Option Agreements Evidencing Options. If option agreements have been lost, stolen, destroyed or mutilated, you must check the box captioned "Lost, Stolen, Destroyed or Mutilated Option Agreements" on the letter of transmittal, indicating the number of options subject to the lost, stolen, destroyed or mutilated option agreement(s). Then, please send an email to Options@motient.com, in order to receive instructions for replacing the option agreements. In order to avoid delay, please send your email immediately.

     Important: this letter of transmittal (or a facsimile copy thereof) together with all other required documents must be received by us by 5:00 P.M., Reston, Virginia time, on the Expiration Date.

     8. Important Tax Information. You should refer to Section 13 of the Offer to Exchange for important tax information.